Exhibit 3.1

ARTICLES OF INCORPORATION

of

INDUSTRIES INTERNATIONAL, INCORPORATED

We, the undersigned natural persons of the age of 21 years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act (hereinafter referred to as the “Act”), adopt the following Articles of Incorporation for such corporation.

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is INDUSTRIES INTERNATIONAL, INCORPORATED.

ARTICLE II

Period of Duration. The period of duration of the Corporation is perpetual.

ARTICLE III

Purposes and Powers. The purposes and powers for which the Corporation is organized are as follows:

(a) to purchase, own, hold, sell, dispose of and otherwise deal in recreational development properties and systems of every kind and variety. To manufacture, build, prepare for market, buy, sell, import, export, trade and otherwise deal in recreational development properties and materials of every kind and variety.

(b) To conduct in all its branches the business of designing, building, operating, manufacturing, buying, selling, importing, exporting, displaying, distributing, renting, repairing and otherwise dealing in and with, at wholesale and at retail, and as principal, agent, factor, broker or commission merchant, or in any other lawful capacity, recreational development properties and materials of every kind and variety.

(c) To purchase, own, hold, sell, dispose of and otherwise deal in oil and gas properties, mining properties natural resource property of every kind and variety. To explore for, market, buy, sell, import and export natural resources of every kind and variety. To manufacture, prepare for market, buy, sell, import, export, trade and otherwise deal in natural resource manufactured products of every kind and variety.

(d) To conduct in all its branches the business of designing, manufacturing, buying, selling, importing, exporting, displaying, distributing, renting, repairing and otherwise dealing in and with, at wholesale and at retail, and as principal, agent, factor, broker, commission merchant, or in any other lawful capacity, natural resources manufactured products of every kind and variety.

(e) To invest in improved and unimproved real property, personal property and rights of every kind and variety.

(f) To purchase or otherwise acquire the whole or any part of the securities, good will, royalties, patents, patent applications, copyrights, franchises, leases, rights, property and assets of all kinds and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guarantees, liabilities and obligations of any person, corporation, association, partnership, syndicate, entity of governmental, municipal, or public authority, and to pay for the same in cash, shares, capital stock, bonds, debenture stock notes and other securities of the corporation or otherwise or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor and to hold or in any manner dispose of the whole or any part of the property and assets so acquired and to exercise all powers necessary or convenient in and about the conduct, management and carrying on of any such business.

(g) To borrow or raise monies for any of the purposes of the corporation and from time to time without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidence of indebtedness and to secure the payment thereof and of the interest thereon by mortgage on or pledge, conveyance or assignment in trust of the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights whether at the time owned or thereafter acquired.

(h) To lend and advance monies or give credit for corporate purposes with or without requiring interest or any security for the repayment thereof.

(i) To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock but purchase of its own shares of stock, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted surplus available therefor and to the extent of unreserved and unrestricted capital surplus available therefor, if permitted by the act and any other applicable law and these Articles of Incorporation.

(j) To become a party to any lawful arrangement for sharing of profits or to any union of interest reciprocal concessions, partnership, syndicate, joint venture or cooperation with any person, corporation, association, partnership, syndicate, entity or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation.

(k) To do all and everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the Act, by any other applicable law or by these Articles of Incorporation.

(l) To carry out the purposes herein above set forth in any state, district, territory or possession in the United States or in any foreign country to the extent such purposes are not forbidden by the laws of such state, district, territory, possession or foreign country, and in the event that they do forbid any one or more such purposes to limit the purposes which the Corporation proposes to carry on in such state, district, territory, possession or foreign country to such purpose or purposes as are not forbidden by the laws thereof and any certificate for application to do business therein.

(m) To engage in any lawful activity, subject to expressed limitations, if any. In general, to carry on any business and have and exercise all the powers conferred by the Act on corporations organized under it and upon corporations by any other applicable law and to do any and all of the acts and things therein set forth to the same extent as natural persons might or could do in any part of the world as principal, factor, agent, contractor, representative, trustee or otherwise, either alone or in syndicates, jointly and otherwise, in conjunction with any person, corporation, association, partnership, syndicate, entity or governmental, municipal or public authority, domestic or foreign, and to establish and maintain offices and agencies and to exercise all or any of its corporate powers and rights throughout the world.

(n) The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other clause but shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.

ARTICLE IV

Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is twenty million (20,000,000) shares of a par value of One Cent ($0.01) each. The total authorized capital of this Corporation is Two Hundred Thousand Dollars ($200,000.00).

(a) The common stock may be issued by the Corporation or subscriptions taken therefor from time to time for such consideration as may be fixed from time to time by the Board of Directors.

(b) The common stock of the Corporation shall not be issued in series or broken into additional classes. There shall be but one class of stock, or equal rights and preferences. Dividend rights in the company stock shall be treated hereinafter as said stock is set forth to be treated in the Nevada Business Corporation Act, as amended to date.

(c) The common stock of the Corporation shall be nonassessable and the shareholders shall not be liable for the debts of the Corporation except as to the extent of any unpaid subscriptions for shares which may be outstanding at any time the Corporation is dissolved, merged or said subscription rights are called.

ARTICLE V

No Pre-emptive Rights. The shareholders of the Corporation shall have no pre-emptive rights to acquire additional shares of the Corporation.

ARTICLE VI

Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000.00) has been received by it as consideration for the issuance of shares.

ARTICLE VII

Voting Shares. Each outstanding share of the common stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, each shareholder being entitled to vote his or its shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. The shareholders of this corporation shall have no right whatsoever to cumulate his or its vote with regard to such voting. All voting shall be noncumulative.

ARTICLE VIII

Provisions for Regulation of Internal Affairs of the Corporation Meeting of the Shareholders. All meetings of the shareholders of the corporation shall be held at such place either within or without the State of Nevada as may be provided by the bylaws of the corporation. In the absence of any such provision, all such meetings shall be held at the registered office of the corporation.

Quorum of the Shareholders. Unless otherwise provided in the Act or other applicable law, a majority of the shares of the common stock of the Corporation entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of the shareholders of the corporation.

Meetings of Directors. Meetings of the Board of Directors of the corporation whether regular or special may be held either within or without the State of Nevada and upon such notice be prescribed in the bylaws of the corporation.

Quorum of Directors. The number of directors of the corporation which shall constitute a quorum for the transaction of business at any meeting of the Board of Directors shall be fixed in the bylaws of the corporation.

Designation of Committees by the Board of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate a committee or committees consisting of not less than two directors which committee or committees to the extent provided in such resolution or resolutions shall have and may exercise all the authority so provided by the designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

Bylaws of the Corporation. The initial by laws of the corporation shall be adopted by its Board of Directors hereafter unless otherwise provided in the act. Bylaws of the corporation may be adopted, amended or repealed either by the shareholders or by the Board of Directors except that (a) no bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors, and (b) no bylaw shall be adopted by the Directors which shall require more than a majority of the voting for a quorum at a meeting of the shareholders of the corporation or more than a majority of the votes cast to constitute action by the shareholders except where higher percentages are required by law. The bylaws may contain any provisions for the regulations and management of the affairs of the corporation not inconsistent with the Act, other applicable laws, and these Articles of Incorporation.

Vacancy in the Board of Directors. Any vacancy occurring in the Board of Directors may be filled by affirmative vote of majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall also be filled by the Board of Directors, such appointment to be until the next annual meeting as a special meeting of the shareholders called for the purpose of electing a director to the office so created.

Shareholders of Record. The name and address of each shareholder of record of the capital stock of the corporation as they appear in the stock records of the corporation shall be conclusive evidence as to who are the shareholders who are entitled to receive notice of any meetings of the shareholders, to vote at such meetings, to examine a complete list of the shareholders who may be entitled to vote at any such meeting and to own, enjoy and exercise any other rights and privileges which are based upon the ownership of these shares of common stock of the corporation.

Books and Records. The corporation shall keep complete and correct books and records of account and shall keep minutes of the proceedings of its shareholders and the Board of Directors and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders giving the names and addresses of all shareholders and the number of shares of the corporation held by each. No shareholder shall have the right to inspect any such books and records except as conferred by the Act or other applicable law unless authorized to do so by a resolution or resolutions of the shareholders or the Board of Directors.

Working Capital. The Board of Directors of the corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the corporation as working capital and before the payment of any dividends or the making of any distribution of profits it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends of the repairing or maintaining of any property of the corporation or for an addition to stated capital, capital surplus or earned surplus or for any corporate purpose which the Board of Directors shall deem to be in the best interest of the corporation subject only to such limitations as the bylaws of the corporation may from time to time impose.

Compensation of Directors. The board of Directors of the corporation may, provided the bylaws of the corporation so provide, make provision for reasonable compensation of its members for their services as directors and establish the basis upon which such compensation to its members for their services as directors and establish the basis upon which such compensation shall be paid. Any directors of the corporation may also serve the corporation in any other capacity and receive proper compensation therefor.

Qualification of Directors. The directors of this corporation need not be stockholders.

Number of Directors. The exact number of directors may from time to time be specified by the bylaws at not less than three nor more than fifteen. When the bylaws do not specify the exact number of directors, the number of directors shall be three.

Reliance Upon Others. A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Reliance Upon Others-Prudent Conduct. No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith if such person (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation which he had reasonable grounds to believe or upon a financial statement of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

Contracts with Interested Directors, Disclosure and Voting. A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise nor in the absence of fraud shall insofar as permitted by the Act or any other applicable statute, any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is a member of any corporation of which any director is an officer, director or stockholder is in any way interested in such transaction or contract, provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm such contract or transaction, the interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the corporation for any profit realized by him from or though any such transaction or contract of the corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a stockholder, director or officer was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the corporation is hereby relieved from any liability that might otherwise exist from those contracting with the corporation for the benefit of himself or any firm, association or corporation or of the Board of Directors or of any committee which shall be ratified by a majority in the interest of a quorum of the stockholders having voting power, shall be as valid and as binding as though ratified by each and every stockholder of the corporation, but this shall not be constituted as requiring the submission of any contract to the stockholders for approval.

Indemnification of Directors. The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement before or after suit is commenced, actually and necessarily incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties or a party or which may be asserted against them or any of them by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or otherwise.

Ratification of acts of Directors. The directors may submit any contract or transaction for approval at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose; and any contract or transaction so approved by a majority vote of a quorum of the stockholders at such meeting shall be binding upon the corporation and all of its stockholders, whether or not the contract or transaction would otherwise be subject to attack because of the interest of any of the directors of the corporation or for any other reason.

Requirements for Management. The corporation may issue and sell its authorized shares from time to time, in the absence of fraud, for such considerations as may from time to time be fixed by the Board of Directors.

Issuance of Shares. The corporation may issue and sell its authorized shares from time to time, in the absence of fraud, for such consideration as may from time to time be fixed by the Board of Directors, but in no event for less than par value.

Amendments of these Articles of Incorporation. The corporation reserves the right to amend, alter or repeal or to add any provisions to these Articles of Incorporation in any manner now or hereafter prescribed by the Act and any amendment thereto or by the provisions of any other applicable law and all rights conferred upon the shareholders of the corporation by these Articles of Incorporation and amendments hereto are granted subject only to this reservation.

ARTICLE IX

Registered Office. The address of the initial registered office of the corporation is:

3801 Royal Crest Street #6

Clark County

Las Vegas, NV 89119

Registered Agent. The name of the initial registered agent of the Corporation at such address is: Frank Mihalka.

ARTICLE X

Initial Board of Directors. The initial Board of Directors of the Corporation shall consist of three members and their respective names and address are:

Name	Address
Ivan R. Harry	4189 South 4080 West #128
West Valley City, UT 84120

Dan Shuput	259 East 4050 South #4
Murray, UT 84107

Ralph L. Jensen	3769 South Loretta Drive
Salt Lake City, UT 84106

which directors shall hold office until the first meeting of shareholders of the Corporation and until their successors shall have been elected and qualified.

Subsequent Board of Directors. At the first meeting of the shareholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders. Each director so elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

ARTICLE XI

The name of each incorporator and their address are:

Name	Address
Ivan R. Harry	4189 South 4080 West #128
West Valley City, UT 84120

Dan Shuput	259 East 4050 South #4
Murray, UT 84107

Ralph L. Jensen	3769 South Loretta Drive
Salt Lake City, UT 84106

DATED this 28th day of December, 1990.

/s/ Ivan R. Harry

/s/ Dan Shuput

/s/ Ralph L. Jensen

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

INDUSTRIES INTERNATIONAL, INCORPORATED

*       *       *       *       *

FIRST: The name of the corporation is Industries International, Inc. (the “Corporation”). The Corporation’s original Articles of Incorporation was filed with the Secretary of State of the State of Nevada on January 11, 1991.

SECOND: On February 28, 2003, in the manner prescribed by Sections 78.315 and 78.390 of the Nevada General Corporation Law, this Amended and Restated Articles of Incorporation was duly adopted by written consent of the Board of Directors and on April 7, 2003, in the manner prescribed by Section 78.385 of the Nevada General Corporation Law, was duly adopted, at a duly noticed special meeting of the stockholders, by the holders of at least a majority of the outstanding capital stock of the Corporation. This Amended and Restated Articles of Incorporation shall supersede the original Articles of Incorporation and all amendments thereto.

THIRD: The Articles of Incorporation of the Corporation is amended and restated in its entirety as follows:

FIRST: The name of the corporation is Industries International, Incorporated.

SECOND: The address of the registered office of the Corporation in the State of Nevada is located at 318 North Carson Street #208, Carson City, Nevada 89701. The name of the registered agent at that address is Paracorp Incorporated.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada General Corporation Law.

FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 510,000,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 500,000,000, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 10,000,000, par value $0.01 per share. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the Nevada General Corporation Law, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the Nevada General Corporation Law.

FIFTH: The election of directors need not be by written ballot unless otherwise provided by the By-laws of the Corporation.

SIXTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by the Nevada General Corporation Law.

SEVENTH: Anything to the contrary in this Amended and Restated Articles of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 78.300 of the Nevada General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. If the Nevada General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, each person (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against such person. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

FOURTH: The foregoing amendment and restatement of the Articles of Incorporation shall supersede the original Articles of Incorporation of the Corporation and all amendments thereto.

IN WITNESS WHEREOF, the undersigned corporation has caused this Amended and Restated Articles of Incorporation to be signed by a duly authorized officer this 14th day of April, 2003.

INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Dr. Kit Tsui
Name:	Dr. Kit Tsui
Title:	Chief Executive Officer

RESTATED AND AMENDED

ARTICLES OF INCORPORATION

INDUSTRIES INTERNATIONAL, INC.

ARTICLE I

(Corporate Name)

The name of this corporation shall be:

SIPP INTERNATIONAL INDUSTRIES, INC.

ARTICLE II

(Duration)

This corporation shall have perpetual existence.

ARTICLE III

(Purposes)

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the State of Nevada other than the banking business, the trust company business, the insurance business or the practice of a profession permitted to be incorporated under the laws of the State of Nevada.

ARTICLE IV

(Shares)

The aggregate number of shares which the corporation shall have authority to issue, including the classes thereof and special provisions, are as follows: 260,000,000 shares; 250,000,000 shares of voting, common stock, with a par value of $0.001 and 10,000,000 shares of preferred stock, with a par value of $0.001. The shares of preferred stock may be issued in a series of designations. The shareholders shall not have the right to accumulate votes in the election of directors with respect to shares of common stock in the corporation. Each share of common stock shall be entitled to one vote. The holders of the shares of preferred stock are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors are entitled to restructure the issued and outstanding shares of stock with respect to a forward or reverse split, without a formal shareholders meeting, general or special meeting, providing that fifty percent (50%) of the shareholders agree to the share reorganization within the limits of the share capitalization of 250,000,000 shares of voting, common stock. Such shareholder vote may be obtained by telefax or other means of communication to obtain the shareholder’s vote. When, as and if the shareholders of the Corporation vote to restructure the Corporation’s issued and outstanding shares of common stock by either a forward (up to the authorized share capital) or reverse split of the issued and outstanding shares of common stock, the authorized capital remains the same and does not forward or reverse split along the issued and outstanding shares of common stock.

ARTICLE V

(Directors)

The initial number of directors and original incorporators of this corporation shall be one (1), whose name and address is as follows:

David Goldberg, President, Board Chairman

C/o Nevada Business Services

1805 North Carson, #188

Carson City, Nevada 8970

ARTICLE VI

(By-laws)

The authority to make By-laws for the corporation is hereby expressly vested in the Board of Directors of this corporation, subject to the power of the majority of the shareholders to change or repeal such By-laws. Any such change in the By-laws must be in agreement by the majority (fifty percent or more) of the shareholders. The Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (fifty percent or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation’s shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax.

ARTICLE VII

(Amendment to Articles of Incorporation)

The Board of Directors reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the corporation herein are granted subject to this reservation.

ARTICLE VIII

(Registered Agent & Registered Office)

The name and street address of the Registered Agent is Nevada Business Services, 1805 North Carson, #188, Carson City, Nevada 98006.

ARTICLE IX

SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN

TRANSACTIONS

To be adopted by the shareholders, the following actions must be approved by each voting group of shareholders entitled to vote thereon by a majority of all the votes entitled to be cast by that voting group. Such majority may be obtained via telefax or other valid means of communication:

(a)	Amendment of the Articles of Incorporation;

(b)	A plan of merger or share exchange;

(c)	The sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets, other than in the usual and regular course of business; or

(d)	Dissolution of the corporation.

ARTICLE X

(Commencement of Business)

This corporation shall commence business upon receiving its corporate license.

IN WITNESS WHERE, the Board Chairman has hereunto set his hand in duplicate originals this 20th Day of April 2007.

David Goldberg, President, Board chairman

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

AFTER ISSUANCE OF STOCK

OF

SIPP INTERNATIONAL INDUSTRIES, INC.

ARTICLE I

NAME

The name of the corporation shall be SIPP INTERNATIONAL INDUSTRIES, INC. (hereinafter, the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The initial office of the Corporation shall be 50 W. Liberty St., Suite 880. Reno. Nevada 89501. The initial registered agent of the Corporation shall be Nevada Agency and Transfer Company. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is five hundred ten million (510,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million (500.000.000) shares with all such shares of Common Stock having a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares with all such shares of Preferred Stock having a par value of $0.001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating. optional and other rights. and the qualifications. limitations. or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Section 2. Common Stock.

a)	Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

b)	Voting Rights. Except as otherwise provided by the NRS. the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

c)	Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

d)	No Conversion, Redemption, or Preemptive Rights. Stock shall not have any conversion, redemption, or preemptive rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

e)	Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3. Preferred Stock.

a)	Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences. and relative, participating, optional, or other special rights, and the qualifications. limitations. or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative). the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation. dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable): whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation. the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock. neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

b)	Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative. participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions. if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

ARTICLE IV

DIRECTORS AND OFFICERS

Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

Section 2. Initial Directors. The name and post office box or street address of the director(s) constituting the initial board of directors is:

Name	Address
David Lazar.	3445 Lawrence Ave., Oceanside, NY 11572

Section 3. Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement. the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim. issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

Section 5. Repeal and Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control.

ARTICLE V

COMBINATIONS WITH INTERESTED STOCKHOLDERS

At such time, if any, as the Corporation becomes a “resident domestic corporation”, as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

ARTICLE VI

BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

IN WITNESS WHEREOF, the Corporation has caused these articles of incorporation to be executed in its name by its President on December 27, 2019.

DAVID LAZAR. President

The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 50.2837%

This Amended and Restated Articles of Incorporation After Issuance Of Stock is filed pursuant to the order dated December 18, 2019, of the Eighth Judicial District Court of Nevada, in and for Clark County, case number A-19-798294-B, a certified copy of which is attached hereto as Exhibit A.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

AFTER ISSUANCE OF STOCK

OF

SIPP INTERNATIONAL INDUSTRIES, INC.

ARTICLE I

NAME

The name of the corporation shall be SIPP INTERNATIONAL INDUSTRIES, INC. (hereinafter, the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The initial office of the Corporation shall be 50 W. Liberty St., Suite 880, Reno, Nevada 89501. The initial registered agent of the Corporation shall be Nevada Agency and Transfer Company. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two billion ten million (2,010,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation shall have authority to issue is two billion (2,000,000,000) shares with all such shares of Common Stock having a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000.000) shares with all such shares of Preferred Stock having a par value of $0.001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Section 2. Common Stock.

(a)	Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b)	Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c)	Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)	No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e)	Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3. Preferred Stock.

(a)	Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b)	Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

ARTICLE IV

DIRECTORS AND OFFICERS

Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

Section 2. Initial Directors. The name and post office box or street address of the directors) constituting the initial board of directors is:

Name.	Address
Kris Tabetando	50 W. Liberty St., Suite 880, Reno, Nevada 89501

Issac Oureshi	50 W. Liberty St., Suite 880, Reno, Nevada 89501

Section 3. Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

Section 5. Repeal and Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control.

ARTICLE V

COMBINATIONS WITH INTERESTED STOCKHOLDERS

At such time, if any, as the Corporation becomes a “resident domestic corporation”, as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

ARTICLE VI

BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

IN WITNESS WHEREOF, the Corporation has caused these articles of incorporation to be executed in its name by its President on November 11, 2021.

KRIS TABETANDO. President/CEO

The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : **SIPP INTERNATIONAL INDUSTRIES, INC.** Entity or Nevada Business Identification Number (NVID) : **NV19911011469**
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: **05/03/2023** The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **05/03/2023**
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: **05/05/2023** Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been ☑ amended. The authorized shares have been amended. ☐ The directors, managers or general partners have been ☐ amended. IRS tax language has been added. ☐ Articles have been ☐ added. Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) **The authorized shares $.001 par value per share shall be 1,460,000,000, with 1,450,000,000 being Common Stock, par value $0.001 and 10,000,000 being Preferred Stock, par value $0.001** (attach additional page(s) if necessary)
6. Signature: (Required)	X **Min Jiang** — **Officer** Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)